Exhibit 99.4

THIRD AMENDMENT

TO THE

WOODWARD GOVERNOR COMPANY RETIREMENT SAVINGS PLAN

The Woodward Governor Company Retirement Savings Plan (As Amended and Restated Effective as of January 1, 2007), as heretofore amended (the “Plan”), is hereby amended, effective as of April 3, 2009 (unless otherwise provided herein), as follows:

1. Section 10.7 of the Plan is hereby amended in its entirety to read as follows:

“Section 10.7. Limitations under Section 401(k)(3) of the Code.

(a) The provisions of subsections (b) and (c) of this Section 10.7 and Section 10.8 shall apply in accordance with the requirements of Section 401(k)(3) of the Code and the regulations thereunder:

(i) for any Plan Year beginning before January 1, 2008,

(ii) for the Plan Year beginning on January 1, 2009, as provided in Code Section 410(b)(4)(B), with respect to the disaggregated component of the Plan covering those Worker Members who have not completed at least one Year of Service as if such Worker Members participated in a separate plan, and

(iii) for any Plan Year beginning on or after January 1, 2010.

(b) For each Plan Year (to the extent applicable as set forth in subsection (a) above), the difference between the average of the Deferral Percentages (as defined below) of each eligible Worker Member who is Highly Compensated (as defined in Section 10.9), referred to hereinafter as the “Highly Compensated Group Deferral Percentage,” and the average of the Deferral Percentages of each eligible Worker Member who is not Highly Compensated, referred to hereinafter as the “Non-highly Compensated Group Deferral Percentage,” must satisfy one of the following:

(i) the Highly Compensated Group Deferral Percentage does not exceed the Non-highly Compensated Group Deferral Percentage by more than a factor of 1.25; or

(ii) the Highly Compensated Group Deferral Percentage does not exceed the Non-highly Compensated Group Deferral Percentage by more than both 2 percentage points and a factor of 2.

(c) For purposes of subsection (b), a “Deferral Percentage” for any eligible Worker Member for a Plan Year shall be determined by dividing the Deferral Contributions (excluding Catch-up Contributions) made on his behalf for such year by his Compensation (as defined in Section 10.1) for the year, subject to the following special rules:

(i) any Worker Member eligible to participate in the Plan at any time during a Plan Year pursuant to Section 2.1 shall be counted, regardless of whether any Deferral Contributions are made on his behalf for the year;

(ii) the Deferral Percentage for any Highly Compensated Worker Member who is eligible to participate in the Plan and who is also eligible to make other elective deferrals under one or more other arrangements (described in Section 401(k) of the Code) maintained by the Company or a Related Company shall be determined as if all such elective deferrals were made on his behalf under the Plan, and in the event that such arrangements have different plan years, all elective deferrals made during the Plan Year under all such arrangements shall be aggregated;

(iii) in the event that this Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section 10.7 shall be applied as if all such plans were a single plan; provided, however, that such plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year;

(iv) in the case of any Worker Member who is not Highly Compensated, Deferral Contributions (and elective deferrals under any other plan of the Company or a Related Company) that exceed the applicable limit under Section 402(g) of the Code shall not be counted in calculating such Worker Member’s Deferral Percentage; and

(v) in the event that the Plan applies the rules of Code Section 410(b)(4)(B) to treat as two separate plans, for purposes of Code Section 410(b), the component of the Plan covering employees who have not completed at least one Year of Service and the component covering employees who have completed at least one Year of Service, the Plan shall apply the requirements of Section 10.7(b) to the component of the Plan covering employees who have not completed at least one Year of Service as if only it were the Plan.

(d) The provisions of Section 10.7(b) and (c) and Section 10.8 shall not apply, and the Plan shall satisfy the requirements of Section 401(k)(12) of the Code and regulations thereunder for (i) the Plan Year beginning on January 1, 2008, and (ii) the Plan Year beginning on January 1, 2009 with respect to the disaggregated portion of the Plan covering those Worker Members who have completed at least one Year of Service as if such Worker Members participated in a separate plan.”

2. Section 10.10 of the Plan is hereby amended in its entirety to read as follows:

“Section 10.10. Limitations under Code Section 401(m)(2).

(a) “The provisions of subsections (b) and (c) of this Section 10.10 and Section 10.11 shall apply in accordance with the requirements of Section 401(m)(2) of the Code and the regulations thereunder:

(i) for any Plan Year beginning before January 1, 2008,

(ii) for the Plan Year beginning on January 1, 2009, as provided in Code Section 410(b)(4)(B), with respect to the disaggregated component of the Plan covering those Worker Members who have not completed at least one Year of Service as if such Worker Members participated in a separate plan, and

(iii) For any Plan Year beginning on or after January 1, 2010.

(b) For each Plan Year (to the extent applicable as described in subsection (a)), the difference between the average of the Contribution Percentages (as defined below) of each eligible Worker Member who is Highly Compensated (as defined in Section 10.9), referred to hereinafter as the “Highly Compensated Group Contribution Percentage” and the average of the Contribution Percentages of each eligible Worker Member who is not Highly Compensated, referred to hereinafter as the “Non-highly Compensated Group Contribution Percentage,” must satisfy one of the following:

(i) the Highly Compensated Group Contribution Percentage does not exceed the Non-highly Compensated Group Contribution Percentage by more than a factor of 1.25; or

(ii) the Highly Compensated Group Contribution Percentage does not exceed the Non-highly Compensated Group Contribution Percentage by more than both 2 percentage points and a factor of 2.

(c) For purposes of subsection (b), a “Contribution Percentage” for any eligible Worker Member for a Plan Year shall be determined by dividing the Company Matching Contributions (described in Section 5.2) made by or for him for such year by his Compensation for the year, subject to the following special rules:

(i) any Worker Member eligible to participate in the Plan at any time during a Plan Year pursuant to Section 2.1 shall be counted, regardless of whether any Company Matching Contributions are made by or for him for the year;

(ii) the Contribution Percentage for any Highly Compensated Worker Member who is eligible to participate in the Plan and who is also eligible to participate in one or more other qualified plans maintained by the Company or a Related Company under which matching contributions (within the meaning of Section 401(m) of the Code) can be made by or for him shall be determined as if all such contributions were made by or for him under the Plan, and in the event that such arrangements have different plan years, all matching contributions made during the Plan Year under all such arrangements shall be aggregated;

(iii) in the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section 10.10 shall be applied as if all such plans were a single plan; provided, however, such plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year; and

(iv) in the event that the Plan applies the rules of Code Section 410(b)(4)(B) to treat as two separate plans, for purposes of Code Section 410(b), the component of the Plan covering Worker Members who have not completed at least one Year of Service and the component covering Worker Members who have completed at least one Year of Service, the Plan shall apply the requirements of Section 10.10(b) to the component of the Plan covering employees who have not completed at least one Year of Service as if only it were the Plan.

(d) The provisions of Section 10.10(b) and (c) and Section 10.11 shall not apply, and the Plan shall satisfy the requirements of Section 401(m)(11) of the Code and regulations thereunder for (i) the Plan Year beginning on January 1, 2008, and (ii) the Plan Year beginning on January 1, 2009 with respect to the disaggregated portion of the Plan covering those Worker Members who have completed at least one Year of Service as if such Worker Members participated in a separate Plan.”

3. The last sentence of Section A-1 of Supplement A to the Plan is hereby amended to read as follows:

“Unless the context otherwise requires, the term “Company” shall include, in addition to Woodward Governor Company, Woodward HRT, Inc. for purposes of participation of Worker Members in the Plan, contributions under Article 4, Section 5.2, Article 6, Article 9 (subject to the limitations in Section A-3) and Article 19 and provisions relating thereto.”

4. Section A-3 of Supplement A to the Plan is hereby amended in its entirety to read as follows:

“Section A-3 Participation. Notwithstanding any provision of Section 3.1 and except as provided in Section 4.4, for purposes of determining whether an HRT Participant is eligible to participate in various components of the Plan in accordance with Section 2.1, the HRT Participant shall be credited with service for all periods of employment with HR Textron Inc., Textron Inc. or any entity that was, on or prior to April 3, 2009, a member of the controlled group with Textron Inc. (determined in accordance with Code Section 414(b), (c), (m) or (o)) or their predecessors (provided that the HRT Participant was employed by HR Textron Inc. immediately before April 3, 2009 and became a Worker Member as of such date and provided further that Textron Inc. recognized such service for purposes of eligibility under the Textron Savings Plan (collectively, “Textron Service”)). In no event, however, shall any HRT Participant be eligible for Grandfathered Contributions under Section 5.3 of the Plan. Additionally, an HRT Participant shall not be eligible for participation in the ESOP component of the Plan pursuant to Article 9 (a) for any Plan Year beginning before January 1, 2010, and (b) effective for Plan Years beginning on or after January 1, 2010, if, and for the period thereof that, the HRT Participant either is a “Covered Employee” under Addendum A of the Woodward Governor Company HRT Pension Plan (“HRT Pension Plan”) or is for purposes of collective bargaining part of a collective bargaining unit represented by a collective bargaining agent.”

5. Section A-4.4 of Supplement A to the Plan is hereby amended in its entirety to read as follows:

“A-4.4 Company Matching Contributions. Notwithstanding any provision of Section 5.2 to the contrary, the amount of a Company Matching Contribution for a Plan Year on behalf of any HRT Participant who has not completed at least one Year of Service (disregarding for these purposes all Textron Service) shall be equal to fifty percent (50%) of the sum of the HRT Participant’s Payroll Deferrals (excluding Catch-up Contributions) and Roth elective deferrals up to a maximum of five percent (5%) of the HRT Participant’s Eligible Pay. Notwithstanding the foregoing, or Section 5.2 of the Plan, effective as of January 1, 2010, the following provisions shall apply:

(a) An HRT Participant shall not be eligible for Company Matching Contributions under the Plan for the portion of any Plan Year beginning on and after January 1, 2010 during which he is a “Covered Employee” under Addendum A of the HRT Pension Plan.

(b) The amount of a Company Matching Contribution for a Plan Year on behalf of any HRT Participant who is covered by the collective bargaining agreement between the Company and the District Lodge 727-N, International Association of Machinists and Aerospace Workers, for and on behalf of its Local Lodge 758 shall be equal to fifty percent (50%) of the sum of the HRT Participant’s Payroll Deferrals (excluding Catch-Up Contributions) and Roth elective deferrals up to a maximum of five percent (5%) of the HRT Participant’s Eligible Pay.

(c) Any HRT Participant who is not described in subsection (a) or (b) above shall be eligible for Company Matching Contributions for any Plan Year beginning on or after January 1, 2010 in accordance with Section 5.2.”

6. Except as set forth herein, the Plan shall remain in full force and effect.

Executed this 8th day of November, 2009.

WOODWARD GOVERNOR COMPANY

/s/ Thomas A. Gendron
Thomas A. Gendron
Chairman of the Board of Directors